As filed with the Securities and Exchange Commission on June 28, 2004
                                                Registration No. 333-___________
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             EURONET WORLDWIDE, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                        74-2806888
    (State or other jurisdiction of                         (I.R.S. Employer
    incorporation or organization)                        Identification No.)


                             4601 College Boulevard
                                    Suite 300
                              Leawood, Kansas 66211
                                 (913) 327-4200
          (Address and Telephone Number of Principal Executive Offices,
                               Including Zip Code)

                             Euronet Worldwide, Inc.
                            2002 Stock Incentive Plan
                            (Full title of the plan)

                            ------------------------

                                 Daniel R. Henry
                      Chief Operating Officer and President
                             Euronet Worldwide, Inc.
                        4601 College Boulevard, Suite 300
                              Leawood, Kansas 66211
                                 (913) 327-4200
            (Name, address and telephone number of agent for service)

                            ------------------------

                                   Copies to:

              Jeffrey B. Newman                        John A. Granda, Esq.
 Executive Vice President and General Counsel       Stinson Morrison Hecker LLP
           Euronet Worldwide, Inc.                       2600 Grand Blvd.
           2nd Floor, Kelting House                 Kansas City, Missouri 64108
            Southernhay, Basildon                         (816) 691-2600
                Essex SS14 1NU
                United Kingdom

                                CALCULATION OF REGISTRATION FEE

------------------------------------- -------------- ------------------ -------------------- -------------
                                      Amount to be   Maximum offering    Proposed maximum     Amount of
                                       registered     price per share   aggregate offering   registration
Title of securities to be registered       (1)              (2)                price             fee
------------------------------------- -------------- ------------------ -------------------- -------------
Common Stock, $0.02 par value           1,500,000         $20.73            $31,095,000       $3,939.74
------------------------------------- -------------- ------------------ -------------------- -------------
Preferred Share Purchase Rights (3)     1,500,000           (4)                 (4)              (4)
------------------------------------- -------------- ------------------ -------------------- -------------

(1) This Registration Statement also relates to an indeterminate number of additional shares of common stock that may be issued pursuant to anti-dillution and adjustment provisions of the above named plans.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h)(1) of the Securities Act of 1933, based on the average of the high and low prices of the Common Stock as quoted on the Nasdaq National Market on June 21, 2004.
(3) Each share of Common Stock to be registered includes one associated preferred share purchase right issued pursuant to a Rights Purchase Agreement, dated as of March 21, 2003, as amended.
(4) No separate consideration is payable for the preferred share purchase rights. Therefore, the registration fee for such securities is included in the registration fee for the Common Stock.

                              ---------------------

                                EXPLANATORY NOTE

         This registration statement is being filed to register 1,500,000 additional shares of Common Stock issuable under the Euronet Worldwide, Inc. 2002 Stock Incentive Plan, as amended (the "Plan"), as a result of an amendment to the Plan increasing the number of shares of Common stock available for issuance thereunder from 2,000,000 shares to 3,500,000 shares. The amendment to the Plan was approved by the requisite vote of stockholders at the Company's Annual Meeting of Stockholders held on May 24, 2004.

                          INCORPORATION OF INFORMATION

         Pursuant to General Instruction E to Form S-8, all the contents of Registration Statement No. 333-98013 (filed August 13, 2002) are hereby incorporated by reference into this Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, State of Kansas, on June 28, 2004

                                EURONET WORLDWIDE, INC.


                                By:  /s/  Daniel R. Henry
                                     ------------------------------------------
                                     Name:  Daniel R. Henry
                                     Title: President



                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Michael J. Brown and Daniel R. Henry, and each of them, the undersigned's true and lawful attorneys-in-fact and agents with full power of substitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                        Title                       Date
       ---------                        -----                       ----

/s/ Michael J. Brown             Chairman of the Board of
_________________________        Directors, Chief Executive    June 28, 2004
Michael J. Brown                 Officer and Director
                                 (principal executive officer)
/s/ Daniel R. Henry
_________________________        Chief Operating Officer,
Daniel R. Henry                  President and Director        June 28, 2004


/s/ Eriberto R. Scocimara
_________________________        Director                      June 28, 2004
Eriberto R. Scocimara

/s/ Thomas A. McDonnell
_________________________        Director                      June 28, 2004
Thomas A. McDonnell

/s/ M. Jeannine Strandjord
_________________________        Director                      June 24, 2004
M. Jeannine Strandjord

/s/ Andzrej Olechowski
_________________________        Director                      June 25, 2004
Andzrej Olechowski

/s/ Paul Althasen
_________________________        Director                      June 24, 2004
Paul Althasen

/s/ Andrew B. Schmitt
_________________________        Director                      June 28, 2004
Andrew B. Schmitt

/s/ Rick L. Weller               Executive Vice President
_________________________        and Chief Financial Officer   June 28, 2004
Rick L. Weller                   (principal financial and
                                 accounting officer)

                                  EXHIBIT INDEX

    Exhibit
    Number     Description
    -------    -----------

     4.1 Euronet Worldwide, Inc. 2002 Stock Incentive Plan (Amended and Restated) (incorporated by reference to Appendix B to the registrant's definitive proxy statement filed with the Commission on April 20, 2004).
     5.1       Opinion of Stinson Morrison Hecker LLP
     23.1      Consent of KPMG LLP
     23.2      Consent of KPMG Audyt Sp. z o.o. (f/k/a KPMG Polska Sp. z o.o.)
     23.3      Consent of Grant Thornton GmbH
     23.4      Consent of PricewaterhouseCoopers LLP
     23.5      Consent of Stinson Morrison Hecker LLP (included in Exhibit 5.1)
     24.1      Power of Attorney (included on signature page).

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